Exhibit 10.1

FTI CONSULTING, INC.

2009 OMNIBUS INCENTIVE COMPENSATION PLAN

CASH-BASED PERFORMANCE AWARD AGREEMENT

To                                     :

FTI Consulting, Inc., a Maryland corporation (the “Company”), has granted you an award (the “Award”) of up to                      cash-based performance units (the “Performance Units”) under the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan, as amended and restated as of June 3, 2009, as further amended from time to time (the “Plan”), conditioned upon your agreement to the terms and conditions described below. Each Performance Unit represents, on the books of the Company, a unit which is equivalent in value to one share of the Company’s common stock, $0.01 par value (the “Common Stock”). This Cash-Based Performance Award Agreement (this “Agreement”) evidences the Award of the Performance Units. The effective date of grant shall be                      (the “Grant Date”), subject to your promptly signing and returning a copy of this Agreement to the Company.

The Award is subject in all respects to and incorporates by reference the terms and conditions of the Plan. You hereby represent that you have received and reviewed a copy of the Plan and that you are familiar with the terms of the Plan. You hereby acknowledge that you have carefully read this Agreement and agree, on behalf of yourself and your beneficiaries, estate and permitted assigns, to be bound by all of the provisions set forth herein, and that the Award and the Performance Units are subject to all of the terms and provisions of this Agreement and of the Plan, as the Plan may be amended from time to time in accordance with its terms. The undersigned agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee concerning questions arising under this Agreement or the Plan with respect to the Award or the Performance Units. Capitalized terms used herein that are not otherwise defined shall have the meaning attributed to such terms under the Plan.

1. Terms and Conditions of the Award. The following terms and conditions shall apply:

(a) Performance-Based Vesting.

i. All of the Performance Units are nonvested and forfeitable as of the Grant Date. Subject to the satisfaction of the time-based vesting and other conditions, if any, applicable to the Award under Section 1(b) hereof, and except as set forth in Section 1(c) hereof, the Performance Units shall vest as set forth below:

[TO BE ESTABLISHED BY ADMINISTRATOR]

Performance Units that do not become vested based on the foregoing schedule and other conditions, if any, established by the administrator, shall be immediately forfeited, effective as of                     , without any further action of the Company whatsoever and without any consideration being paid therefor, and shall cease to be eligible to become fully vested in accordance with Section 1(b) or Section 1(c) hereof.

(b) Time-Based Vesting. Subject to the satisfaction of the performance-based vesting conditions applicable to the Award under Section 1(a) hereof, and except as set forth in Section 1(c) hereof, the Performance Units shall vest on a cumulative basis as set forth below:

[TO BE ESTABLISHED BY ADMINISTRATOR]

There shall be no proportionate or partial vesting in the periods prior to each vesting date and all vesting shall occur only on the appropriate vesting date, subject to your continued service (including service as a consultant or service as a part-time employee during any transition period) with the Company or any of its subsidiaries on each applicable vesting date. Subject to the provisions of Section 1(c) hereof, Performance Units shall only become fully vested and payable hereunder to the extent that the vesting conditions contained in both of Sections 1(a) and 1(b) are satisfied.

(c) Accelerated Vesting. Notwithstanding the provisions of Sections 1(a) and 1(b) hereof. The following provisions shall also apply to the Award:

[TO BE ESTABLISHED BY ADMINISTRATOR]

Notwithstanding the foregoing, the Committee reserves the right to accelerate the vesting of all or any portion of the then outstanding unvested Performance Units hereunder at any time and for any reason, except to the extent that such action would cause the Award to be ineligible to qualify as “performance-based compensation” under Code Section 162(m).

(d) Payment. [TO BE ESTABLISHED BY ADMINISTRATOR]

(e) Termination of Service. Except as otherwise provided in Section 1(c) hereof, all Performance Units that have not become vested and payable hereunder as of the date of your termination of service with the Company and its subsidiaries shall be immediately forfeited and cancelled upon such termination without any further action of the Company whatsoever and without any consideration being paid therefor.

2. Restrictions on Transfer. Prior to payment, you may not sell, assign, transfer, pledge, hypothecate, encumber or dispose of in any way (whether by operation of law or otherwise) the Award, and the Award may not be subject to execution, attachment or similar process. Any sale or transfer, or purported sale or transfer, shall be null and void. The Company shall not be required to recognize on its books any action taken in contravention of these restrictions.

3. Tax Withholding. The Company shall have the right to withhold any federal, state, local or foreign taxes required by law to be withheld in connection with the payment of the Award hereunder in accordance with the provisions of Section 12.1 of the Plan.

4. Adjustments for Corporate Transactions and Other Events. The Award shall be subject to the provisions of Sections 8.7 and 9 of the Plan relating to adjustments for changes in corporate capitalization and other extraordinary or unusual or non-recurring events.

5. Non-Guarantee of Service Relationship. Nothing in the Plan or this Agreement alters your service relationship with the Company or shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain you as an employee or other service provider for any period of time. This Agreement is not to be construed as a contract of service relationship between the Company and you. This Agreement does not limit in any way the possibility of your termination of service with the Company or its subsidiaries at any time or for any reason (or no reason), whether or not such termination results in the forfeiture of any portion of the Award or any other adverse effect on your interests under the Plan.

6. The Company’s Rights. The existence of the Award does not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, including that of its Affiliates, or any merger or consolidation of the Company or any Affiliate, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of the Company’s or any Affiliate’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

7. Entire Agreement. This Agreement, inclusive of the Plan (which is incorporated by reference into this Agreement), contains the entire agreement between you and the Company with respect to the Award. Any and all existing oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement by any person with respect to the Award are superseded by this Agreement and are void and ineffective for all purposes.

8. Conformity and Conflict. Unless otherwise specifically provided in this Agreement, in the event of a conflict, inconsistency or ambiguity between or among any provision, term or condition of this Agreement and the Plan, the provisions of the Plan shall control, except in the case of Section 10 of this Agreement, which shall control in all cases.

9. Amendment. This Agreement may be amended from time to time by the Committee in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Award as determined in the discretion of the Committee, except as provided in the Plan or in any other written document signed by you and the Company.

10. Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Committee relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Maryland, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect to the Award shall be brought in the federal or state courts in the districts which include Baltimore, Maryland, and you agree and submit to the personal jurisdiction and venue thereof.

11. Unfunded Status. The Performance Units and the bookkeeping account to which they are credited shall not be deemed to create a trust or other funded arrangement. Your rights with respect to the Award shall be those of a general unsecured creditor of the Company, and under no circumstances shall you have any other interest in any asset of the Company by virtue of the Award.

12. Severability. If a court of competent jurisdiction (or arbitrator(s), as applicable) determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement that violate such statute or public policy shall be stricken, and all portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Further, it is the intention of the parties that any court order (or decision of arbitrator(s), as applicable) striking any portion of this Agreement should modify the terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

13. Further Assurances. You agree to use your reasonable and diligent best efforts to proceed promptly with the transactions contemplated herein, to fulfill the conditions precedent for your benefit or to cause the same to be fulfilled and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated herein.

14. Headings. Section headings are used in this Agreement for convenience of reference only and shall not affect the meaning of any provision of this Agreement.

15. Counterparts. This Agreement may be executed in counterparts (including electronic signatures or facsimile copies), each of which shall be deemed an original, but all of which together shall constitute the same instrument.

16. Transfer of Personal Data. You authorize, agree and unambiguously consent to the transmission by the Company (or any subsidiary) of any personal data information related to the Performance Units awarded under this Agreement, for legitimate business purposes (including, without limitation, the administration of the Plan) out of your home country and including to countries with less data protection than the data protection provided by your home country. This authorization and consent is freely given by you.

17. Section 409A Compliance. Although the Company does not guarantee the tax treatment of any payment hereunder, the intent of the parties is that payments under this Agreement be exempt from, or comply with, Code Section 409A and the treasury regulations and other official guidance promulgated thereunder and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted in a manner consistent therewith.

IN WITNESS WHEREOF, this Agreement is dated and has been executed as of the date electronically signed, accepted and acknowledged by the award recipient.

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